Exhibit 10.15

EXCEL TRUST, INC. AND EXCEL TRUST, L.P.

INCENTIVE BONUS PLAN

1. PURPOSE

This Incentive Bonus Plan (the “Plan”) is intended to provide an additional incentive for key employees of Excel Trust, Inc. (the “REIT”), a Maryland corporation, and Excel Trust, L.P., a Delaware limited partnership (the “Partnership”), and their subsidiaries (collectively, the “Company”), to perform to the best of their abilities, to further the growth, development and financial success of the Company, and to enable the Company to attract and retain highly qualified employees.

2. PARTICIPANTS

Participation in the Plan shall be limited to such employees of the Company and its subsidiaries and affiliates whom the Committee (as defined below) from time to time determines shall be eligible to receive a bonus hereunder (the “Participants”).

3. THE COMMITTEE

The Plan shall be administered by a committee (the “Committee”) of the Board of Directors of the REIT (the “Board”), which shall be appointed by the Board. Unless otherwise determined by the Board, the Committee shall consist of at least two members of the Board who shall qualify as “outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Initially, the Compensation Committee of the Board shall constitute the Committee. The Committee shall have the discretion and authority to administer and interpret the Plan, including the authority to establish bonus programs under the Plan from time to time containing such terms and conditions as the Committee may determine or deem appropriate in its discretion.

4. BONUS DETERMINATIONS

A Participant may receive a bonus payment under the Plan with respect to any period(s) of employment or performance established by the Committee and based upon such objective and/or subjective performance criteria as the Committee may determine in its sole discretion (the “Performance Goals”), which may include, without limitation, one or more of the following corporate, business and/or individual criteria: (i) net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation and (D) amortization); (ii) gross or net sales or revenue; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings; (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital; (ix) return on shareholders’ equity; (x) total shareholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs; (xiv) funds from operations; (xv) expenses; (xvi) working capital; (xvii) earnings per share; (xviii) adjusted earnings per share; (xix) price per share of Stock; (xx) implementation or completion of critical projects; (xxi) comparisons with various stock market indices; (xxii) debt reduction; (xxiii) shareholder equity; (xxiv) operating efficiency; (xxv)financial ratios; and (xxvi) financing and other capital raising transactions.

A Performance Goal may be a single goal or a range with a minimum goal up to a maximum goal. Unless otherwise determined by the Committee, the amount of each Participant’s bonus shall be based upon a bonus formula determined by the Committee in its sole discretion that ties such bonus to the attainment of the applicable Performance Goals. The Committee may in its sole discretion modify or change the bonus formulas and/or Performance Goals at any time and from time to time during or upon completion of a performance period.

5. PAYMENT OF BONUSES

The payment of bonuses under the Plan shall be made on any date or dates determined by the Committee and shall be subject to such terms and conditions as may be determined by the Committee in its sole discretion. Unless otherwise determined by the Committee, a Participant must be an active employee of the Company or its subsidiaries or affiliates and in good standing as of the date on which the bonus is paid in order to be entitled to receive such bonus. If a Participant dies or a Participant’s employment is terminated for any reason prior to the payment of his or her bonus, the payment of any bonus (and in the case of death, the person or persons to whom such payment shall be made) shall be determined at the sole discretion of the Committee.

Any bonus that becomes payable under the Plan may be paid in the form of cash, shares of the Company’s common stock or a combination of both, as determined by the Committee in its sole discretion. To the extent that the Committee determines to pay a bonus in the form of shares of the Company’s common stock, such shares shall be awarded under the Company’s 2010 Equity Incentive Award Plan, as amended from time to time, and shall be subject to the terms and conditions thereof; provided, however, that no shares shall be awarded in satisfaction of any bonus under the Plan to the extent such award could cause the Participant to be in violation of the Ownership Limit (as defined in the REIT’s Articles of Incorporation, as amended from time to time), or if, in the Committee’s discretion, such award could impair the REIT’s status as a REIT.

Bonus payments are not intended to constitute a deferral of compensation subject to Section 409A of the Code and are intended to satisfy the “short-term deferral” exemption under Section 409A of the Code and the Treasury Regulations issued thereunder. Accordingly, to the extent necessary to cause bonus payments hereunder to satisfy the “short-term deferral” exemption under Section 409A of the Code and the Treasury Regulations issued thereunder, a bonus payment shall be made not later than the later (a) the fifteenth day of the third month following the Participant’s first taxable year in which the bonus payment is no longer subject to a substantial risk of forfeiture, or (b) the fifteenth day of the third month following the Company’s first taxable year in which the bonus payment is no longer subject to a substantial risk of forfeiture.

6. PLAN GUIDELINES

The Committee may from time to time in its sole discretion adopt guidelines (the “Plan Guidelines”) relating to the administration of the Plan and/or the determination and payment of bonuses hereunder. The Committee may modify, suspend, terminate or supersede the Plan Guidelines at any time in its sole discretion. Any and all Plan Guidelines adopted by the Committee shall be subject to the terms and conditions of the Plan.

7. AMENDMENT, SUSPENSION AND TERMINATION

The Company may amend, suspend or terminate the Plan at any time in its sole discretion. Any amendments to the Plan shall require stockholder approval only to the extent required by Section 162(m) of the Code or other applicable law, rule or regulation.

8. MISCELLANEOUS

(a) The Company shall deduct all federal, state, and local taxes required by law or Company policy from any bonus paid hereunder.

(b) In no event shall the Company be obligated to pay to any Participant a bonus for any period by reason of the Company’s payment of a bonus to such Participant in any other period, or by reason of the Company’s payment of a bonus to any other Participant or Participants in such period or in any other period. Nothing contained in this Plan shall confer upon any person any claim or right to any payments hereunder. Such payments shall be made at the sole discretion of the Committee.

(c) Nothing contained in this Plan shall confer upon any Participant any right to continue in the employ of the Company, or shall interfere with or restrict in any way the right of the Company, which is hereby expressly reserved, to discharge any Participant at any time for any reason whatsoever, with or without cause.

(d) The Plan shall be unfunded. Amounts payable under the Plan are not and will not be transferred into a trust or otherwise set aside. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any bonus under the Plan. Any accounts under the Plan are for bookkeeping purposes only and do not represent a claim against the specific assets of the Company.

(e) No award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated. All rights with respect to an award granted to a Participant under the Plan shall be available during his or her lifetime only to the Participant.

(f) The Plan shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of California.

* * * * *

I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Excel Trust, Inc. on             , 2010.

I hereby certify that the foregoing Plan was approved by the General Partner of Excel Trust, L.P. on             , 2010.

Executed on this      day of         , 2010.

Name:
Title:

4